Exhibit 99.2


         Uranium Resources Announces Investor Seminar Webcast

     LEWISVILLE, Texas--(BUSINESS WIRE)--June 28, 2007--Uranium Resources, Inc. (NASDAQ: URRE) ("URI"), a uranium exploration, development and mining company, announced today that it will host and webcast a brief seminar following its annual meeting for institutional investors, prospective investors and analysts on Thursday, July 12, 2007 at approximately 9:00 a.m. ET. at the Essex House (160 Central Park South, New York, NY 10019).

    The seminar will encompass URI's strategic opportunities and priorities, an in-depth review of its Texas and New Mexico operations, and the regulation process for uranium mining.

    Paul Willmott, Chairman and Chief Executive Officer, David Clark, President and Chief Operating Officer, Richard Van Horn, Senior Vice President of Operations, Craig Bartels, Senior Vice President of
Technology and New Project Development, and Mark Pelizza, Vice
President of Health, Safety and Environmental Affairs will be presenting and be available for questions.

    For professional investors and analysts interested in attending the seminar in-person, RSVP to James Culligan at jculligan@keiadvisors.com or by calling 716.843.3874.

    The webcast will begin at 9:15 a.m. and can be accessed the following way:

    -- The live webcast and presentation can be found at http://www.uraniumresources.com. Participants should go to the website 10-15 minutes prior to the scheduled conference in order to register and download any necessary audio software.

    -- The archived webcast, presentation and transcript will be available at http://www.uraniumresources.com.

    About Uranium Resources, Inc.

    Uranium Resources Inc. explores for, develops and mines uranium. Since its incorporation in 1977, URI has produced over 7 million pounds of uranium by in-situ recovery (ISR) methods in the state of Texas where the Company currently has ISR mining projects. URI also has 183,000 acres of uranium mineral holdings with almost 100 million pounds of uranium in New Mexico. The Company acquired these properties over the past 20 years along with an extensive information database. URI's strategy is to capitalize on the strong global market for uranium by fully exploiting its resource base in Texas and New Mexico, acquiring new assets and through joint ventures or partnerships.

    Safe Harbor Statement

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as "expects," "estimates," "projects," "anticipates," "believes," "could," and other similar words. All statements addressing operating performance, events, or developments that the Company expects or anticipates will occur in the future, including but not limited to statements relating to the Company's growth prospects and trading liquidity are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include, but are not limited to, the spot price of uranium, weather conditions, operating conditions at the Company's mining projects, government regulation of the mining industry and the nuclear power industry, the world-wide supply and demand of uranium, availability of capital, timely receipt of mining and other permits from regulatory agents and other factors which are more fully described in the Company's documents filed with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the Company's underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company's forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

    CONTACT: Kei Advisors LLC
             Investor Contact:
             Deborah K. Pawlowski / James M. Culligan
             716-843-3908 / 716-843-3874
             dpawlowski@keiadvisors.com / jculligan@keiadvisors.com or
             Media Contact:
             Kristin Jensen
             505-888-5877 / 505-363-1496
             kjensen@dwturner.com
             or
             Company Contact:
             David Clark, 361-883-3990
             President and COO